UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

       Date of Report (Date of earliest event reported): 21 May, 2004
                           --------------------------



                             MARCONI CORPORATION PLC

             (Exact name of registrant as specified in its charter)

                           --------------------------



      England and Wales                 33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:


               ---------------------------------------------------
          (Former name or former address, if changed since last report)



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Item No.5     Press release dated 21 May, 2004 - Holding(s) in Company

The company has received the following announcement:


                                        Goldman Sachs International
                                        Peterborough Court
                                        133 Fleet Street
                                        London EC4A 2BB



20 May 2004


Ms Mary Skelley (Company Secretary)
Marconi Corp. Plc
34 Grosvenor Square
London W1K 2HD

Fax No: 020 7493 1974


Dear Sir/Madam

UK COMPANIES ACT 1985 - SECTIONS 198-203 - Marconi Corp Plc (the "Company")


This notification relates to issued common stock of the Company ("shares") and is given in fulfilment of the obligations imposed by sections 198 to 203 of the Companies Act 1985 (the "Act").



We hereby notify you that as at close of business on 19 May 2004, The Goldman Sachs Group, Inc ("GS Inc") of 85 Broad Street, New York, NY 10004, USA, was interested, by attribution only, in a total of 6,760,716 shares



Of these 6,760,716 shares:



  - The interest in 714,635 shares arose from the interest held by Goldman, Sachs & Co ("GS&Co"), a direct subsidiary of GS Inc, acting as custodian. These shares are, or will be, registered in the name of Goldman Sachs Securities (Nominees), Limited ("GSSN").



  - The interest in 8,634 shares arose from the interest held by GS&Co, acting as custodian of 4,317 American Depositary Receipts ("ADRs"). These ADRs are, or will be, held at the Depositary Trust Company of New York ("DTC").



  - The interest in 6,037,447 shares arose from a beneficial interest held by Goldman Sachs International. These shares are, or will be, registered at CREST in account CREPTEMP.



A copy of this fax is being sent to you by post. Please do not hesitate to contact me should you have any questions.



Yours faithfully,



Joanna Bates
For and on behalf of
The Goldman Sachs Group, Inc.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: May 21, 2004